Exhibit 99.1
FOR IMMEDIATE RELEASE

354 Eisenhower Parkway
Plaza I, Second Floor
Livingston, NJ 07039
TEL: (973) 994-3999
FAX: (973) 994-3001
COLUMBIA LABORATORIES RECEIVES $15 MILLION IN
INCREMENTAL FINANCIAL SUPPORT FROM WATSON
PHARMACEUTICALS FOR PROGESTERONE FRANCHISE
Definitive proxy statement for shareholder vote to be filed today
LIVINGSTON, NJ— June 1, 2010—Columbia Laboratories, Inc. (Nasdaq: CBRX) announced today the signing of a $15 million subordinated term loan with Watson Pharmaceuticals, Inc. (NYSE: WPI). The proceeds from the loan are intended to be used to finance activities related to PROCHIEVE® 8% (progesterone gel), the ongoing PREGNANT Study, other development programs for the preterm birth indication and other general corporate purposes.
The loan bears interest at the rate of 4% per annum, compounded monthly, and is payable upon maturity on December 31, 2011. The loan is subordinate to all existing indebtedness of Columbia. If the previously announced definitive agreement for Watson to acquire substantially all of Columbia’s progesterone related assets and 11.2 million shares of common stock closes before the maturity date of the loan, all principal and accrued interest on the loan will be forgiven. However, if Columbia closes a similar transaction with another party or otherwise has a change of control prior to August 31, 2011, the term loan and accrued interest would become due and payable in their entirety, together with a pre-payment penalty of $2 million.
The agreement between Columbia and Watson remains unchanged from the transaction announced on March 4, 2010, and was unanimously approved by Columbia’s Board of Directors. Its closing is subject to customary conditions, including approval by Columbia’s stockholders. It is expected to close in early July.
The contingent agreement with PharmaBio Development to pre-pay the approximately $16 million balance of the minimum royalty payments due in November 2010, and the contingent agreements to pre-pay 100% of the $40 million in convertible notes due December 31, 2011, remain unchanged. The closings of the transactions under the debt pre-payment agreements are subject to various closing conditions, including the closing of the Watson transaction.
Prior to entering into the subordinated term loan with Watson, Columbia received a proposal from another global pharmaceutical company to acquire the assets and shares of Columbia common stock that are currently the subject of the Watson agreement. After careful review of the proposal, including consultation with Columbia’s financial advisors and outside counsel, Columbia’s Board determined that the proposal could have reasonably been expected to result in a superior proposal (as such term is used in our definitive agreement with Watson). However, in light of the subordinated term loan now being provided by Watson, the Board has

Columbia Laboratories Receives $15 Million in Incremental Financial Support from
Watson Pharmaceuticals for Progesterone Franchise
June 1, 2010
reaffirmed its determination that the Watson transaction is in the best interests of Columbia’s stockholders and that it will recommend it to stockholders.
The Company will file the definitive proxy statement for the stockholder vote today.
ABOUT COLUMBIA LABORATORIES
Columbia Laboratories, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the women’s healthcare and endocrinology markets that use its novel bioadhesive drug delivery technology. Columbia’s United States sales organization markets CRINONE® 8% (progesterone gel) in the United States for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and STRIANT® (testosterone buccal system) for the treatment of hypogonadism in men. Columbia’s partners market CRINONE® 8% and STRIANT® to foreign markets.
The Company is conducting, in collaboration with the NIH, the PREGNANT (PROCHIEVE® Extending GestatioN A New Therapy) Study of PROCHIEVE® 8% (progesterone gel) to reduce the risk of preterm birth in women with a cervical length between 1.0 and 2.0 centimeters as measured by transvaginal ultrasound at mid-pregnancy. The primary endpoint of the study is a reduction in the incidence of preterm birth at less than or equal to 32 weeks gestation vs. placebo.
Columbia’s press releases and other company information are available at Columbia’s website at www.columbialabs.com and its investor relations website at www.cbrxir.com.
Additional Information about the Watson Transactions and Where to Find It
This communication is not a solicitation of a proxy from any security holder of Columbia. In connection with stockholder approval of the sale of the assets contemplated by the Purchase and Collaboration Agreement and certain other matters, Columbia is filing today with the SEC a definitive proxy statement and will mail to its security holders such statement and other materials. THE PROXY STATEMENT WILL BE SENT TO COLUMBIA SECURITY HOLDERS AND WILL CONTAIN IMPORTANT INFORMATION ABOUT COLUMBIA, WATSON, THE SALE OF THE ASSETS PURSUANT TO THE PURCHASE AND COLLABORATION AGREEMENT, AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF THE ASSETS AND THE OTHER MATTERS DESCRIBED THEREIN. Free copies of the proxy statement and other documents filed with the SEC by Columbia, when they become available, can be obtained through the website maintained by the SEC at www.sec.gov. In addition, free copies of the proxy statement will be available from Columbia by contacting Lawrence A. Gyenes at (973) 486-8860 or lgyenes@columbialabs.com, or on Columbia’s investor relations website at www.cbrxir.com.
Participation in the Solicitation
Columbia and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Columbia’s stockholders in connection with the proposed transactions described herein. Information regarding the special interests of these directors, executive officers and members of management in the proposed transactions will be included in the proxy statement and other relevant documents filed with the SEC. Additional information regarding

Columbia Laboratories Receives $15 Million in Incremental Financial Support from
Watson Pharmaceuticals for Progesterone Franchise
June 1, 2010
Columbia’s directors and executive officers is also included in Columbia’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, which was filed with the SEC on April 30, 2010. Columbia’s Form 10-K/A is available free of charge at the SEC’s website at www.sec.gov and from Columbia by contacting it as described above.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: approval of the sale of the assets and other matters contemplated by the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., by Columbia’s stockholders; the successful marketing of CRINONE® and STRIANT® in the United States; the successful marketing of CRINONE by Merck Serono outside the United States; the timely and successful completion of the ongoing Phase III PREGNANT (PROCHIEVE® Extending Gestation A New Therapy) Study of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy; successful development of a next-generation vaginal progesterone product; success in obtaining acceptance and approval of new products and new indications for current products by the United States Food and Drug Administration and international regulatory agencies; the impact of competitive products and pricing; our ability to obtain financing in order to fund our operations and repay our debt as it becomes due; the timely and successful negotiation of partnerships or other transactions; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC. Completion of the sale of the assets under the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., and the other transactions disclosed in the Company’s press release dated March 4, 2010, are subject to various conditions to closing, and there can be no assurance those conditions will be satisfied or that such sale or other transactions will be completed on the terms described in the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., or other agreements related thereto or at all. All forward-looking statements contained herein are neither promises nor guarantees. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein.
CRINONE®, PROCHIEVE® and STRIANT® are registered trademarks of Columbia Laboratories, Inc.
Contact:
Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer & Treasurer
Columbia Laboratories, Inc.
(973) 486-8860
Seth Lewis
Vice President, The Trout Group LLC
(617) 583-1308
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